NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Mick Reynolds
	CEO	Executive Vice President/CFO
	541 686-8685	541 686-8685

http://www.therightbank.com
E-mail: banking@therightbank.com

FOR IMMEDIATE RELEASE

PACIFIC CONTINENTAL REPORTS FIRST QUARTER 2011 RESULTS
Improved Profitability and Growth in Commercial Loans Characterize the Quarter

EUGENE, Ore., April 13, 2011 -- Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the first quarter ended March 31, 2011.

Recent highlights:
•	Improved net income on both a year-over-year and linked-quarter basis and seventh consecutive quarter of profitability.
•	Achieved eight percent year-over-year growth in the commercial loan portfolio.
•	Loan loss provisioning expense reduced for the seventh consecutive quarter.
•	Total risk-based capital ratio of 18.18%, significantly above the 10.0% minimum for “well-capitalized” designation.
•	Recognized for the eleventh consecutive year by the Oregon Business magazine as one of the 100 Best Companies to Work for in Oregon.
•	Announced plans to open Business Banking Center in Tacoma, Washington.

“We are continuing to make progress in this challenging economic environment in improving our bottom line income and in reducing our credit risk exposure,” said Hal Brown, chief executive officer. “We are particularly pleased with the growth in our commercial loan portfolio which demonstrates our commitment to meet the credit needs of businesses in our communities and suggests further improvement in revenues and profitability,” added Brown.

Net income for the first quarter 2011 was $1.4 million, up 31% over net income of $1.1 million for the first quarter 2010; and on a linked-quarter basis, net income was up $258 thousand from the fourth quarter 2010. Earnings per diluted share were $0.08 for the first quarter 2011, compared to $0.06 and $0.07 for the first and fourth quarters of 2010, respectively.

Non-performing assets, provisioning and loan statistics
Non-performing assets (“NPAs”) at March 31, 2011, totaled $44.1 million, or 3.67% of total assets, a decrease of $2.1 million for the quarter from $46.3 million, or 3.82% of total assets, at December 31, 2010.

The Company’s first quarter 2011 provision for loan losses was $2.2 million, down $1.1 million and $2.1 million from fourth and first quarters 2010, respectively. While the provision remains elevated when compared to pre-recession periods, it has generally been trending down over the past seven quarters. During the first quarter of 2011, the Company recognized net loan charge-offs of $3.5 million, down from the $4.4 million recorded in the fourth quarter 2010. The allowance for loan losses as a percentage of outstanding loans net of loans held-for-sale at March 31, 2011, was 1.81%, compared to 1.93% and 1.60% at December 31, 2010, and March 31, 2010, respectively.

“While we had only a modest reduction in our nonperforming assets in the quarter due to delays in the final disposition of certain problem assets, we were successful in several important negotiations and now have a number of pending resolutions in the queue,” said Roger Busse, president and chief operating officer. “We are optimistic reductions in problem assets will accelerate as the year progresses,” added Busse.

Property appraisals continue to reflect a weakness in the Northwest real estate markets and during the quarter the Company recorded other real estate expense of $955 thousand, of which $843 thousand represented valuation charges on foreclosed real estate.

Core deposit growth continues and commercial loan activity strengthens
During the first quarter 2011, the Company continued to experience growth in its company-defined core deposit base. Quarterly average core deposit figures, a measure which reduces daily deposit volatility, showed first quarter 2011 average core deposits of $877.2 million, an increase of $6.9 million over the fourth quarter 2010 average. First quarter 2011 average core deposits were up $100.1 million or 13% over first quarter 2010 with average noninterest bearing demand deposits increasing 27% during the same period.

Outstanding commercial loans increased $10.8 million or 4% and $18.5 million or 8% over outstanding loans at December 31, 2010, and March 31, 2010, respectively. This growth continues to validate the Company’s business model and focused strategy on meeting the credit needs of community-based businesses, nonprofit organizations, and professional service providers. However, weak real estate markets in the Northwest and the planned contraction in the construction and land development portfolios led to a net decline in period-end gross loans. Outstanding loans at March 31, 2011, were $842.3 million, down $14.7 million from the end of fourth quarter 2010 and down $85.4 million from that of a year ago. Planned contraction in the Company’s construction and land development portfolio continued during the first quarter 2011 declining $8.7 million at March 31, 2011, from year end 2010 and have declined $77.7 million over the past year. Construction and land development loans at March 31, 2011, were $74.8 million and represented 8.9% of total outstanding loans.

Capital levels
The Company’s capital ratios continue to be well above the minimum FDIC well-capitalized designated levels. At March 31, 2011, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratio were 13.42%, 16.93% and 18.18% as compared to 13.38%, 15.86% and 17.10% at December 31, 2010. The FDIC’s minimum well-capitalized designation ratios are 5.00%, 6.00% and 10.00%, respectively.

Net interest margin
The net interest margin for the current quarter was 4.66%, up 6 basis points from the 4.60% margin reported for fourth quarter 2010, and down 20 basis points from the 4.86% margin reported for first quarter 2010. The first quarter 2011 net interest margin benefitted from a reduction in interest reversed on loans placed on nonaccrual status when compared to the prior quarter, combined with a decline in the rate paid on $8.2 million of trust preferred securities from 6.25% in fourth quarter 2010 to 1.65% in first quarter 2011. The growth in core deposits together with the net contraction in the loan portfolio continued to result in additions to the investment portfolio which at March 31, 2011, represented 22.5% of total assets versus 15.0% of total assets one year ago. This increase in investment portfolio, which has significantly lower yields than loans, as a percentage of total earning assets, is the primary reason for the decline in the net interest margin in first quarter 2011 when compared to first quarter 2010. Looking forward, loan pipelines in all three markets are more robust suggesting a stable or increasing net interest margin.

Noninterest income and expense
All categories of noninterest income in first quarter 2011 were up over first quarter 2010 with the exception of a small $9 thousand loss on the sale of securities. Merchant bankcard fees continued to show strong year-over-year growth as evidenced by the 19% increase in this category. The increase in bankcard fees is reflective of improving volumes and increased margins. On a linked-quarter basis, first quarter 2011 noninterest income was down $340 thousand, most of which was attributable to seasonal declines in merchant bankcard revenues and one-time revenues of $164 thousand in fourth quarter from other real estate rental income and fees earned on negotiated other real estate dispositions.

Noninterest expense in first quarter 2011 was up $1.1 million over first quarter 2010. This increase was entirely attributable to other real estate expenses and legal and collection expenses. Other real estate expenses totaled $955 thousand during the first quarter 2011 compared to $88 thousand during the first quarter 2010. On a linked-quarter basis, noninterest expense was up $557 thousand again almost entirely attributable to increased other real estate expense and legal and collection expenses.

Conference call and audio webcast:
Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the first quarter 2011 on Thursday, April 14, 2011, at 11:00 a.m. Pacific Time / 2:00 p.m. Eastern Time. To listen to the conference call, interested parties should call (866) 292-1418. The webcast will be available via Pacific Continental’s website (http://www.therightbank.com/). To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin.

An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Maecey Castle, vice president and director of corporate communications, at (541) 686-8685.

About Pacific Continental Bank
Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. Pacific Continental, with $1.2 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region's largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation's shares are listed on the Nasdaq Global Select Market under the symbol "PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the high concentration of loans of the company's banking subsidiary in commercial and residential real estate lending; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the company's ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; a tightening of available credit and other risks and uncertainties discussed in the sections titled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as applicable, from Pacific Continental’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA's safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION
Consolidated Income Statements
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Interest and dividend income
Loans	$12,999	$13,577	$14,664
Securities	2,041	1,867	1,551
Federal funds sold & interest-bearing deposits with banks	2	5	1
	15,042	15,449	16,216

Interest expense
Deposits	1,926	2,224	2,332
Federal Home Loan Bank & Federal Reserve borrowings	492	538	635
Junior subordinated debentures	31	116	129
Federal funds purchased	11	5	11
	2,460	2,883	3,107

Net interest income	12,582	12,566	13,109

Provision for loan losses	2,150	3,250	4,250
Net interest income after provision for loan losses	10,432	9,316	8,859

Noninterest income
Service charges on deposit accounts	430	464	410
Other fee income, principally bankcard	387	427	326
Loan servicing fees	28	30	17
Mortgage banking income	42	125	35
Loss on sale of investment securities	(9)	-	-
Other noninterest income	272	444	257
	1,150	1,490	1,045

Noninterest expense
Salaries and employee benefits	4,667	4,603	4,788
Premises and equipment	858	882	843
Bankcard processing	157	170	137
Business development	382	342	316
FDIC insurance assessment	508	667	473
Other real estate expense	955	413	88
Other noninterest expense	1,818	1,711	1,568
	9,345	8,788	8,213

Income before provision for income taxes	2,237	2,018	1,691
Provision for income taxes	788	827	588

Net income	$1,449	$1,191	$1,103

Earnings per share
Basic	$0.08	$0.07	$0.06
Diluted	$0.08	$0.07	$0.06

Weighted average shares outstanding
Basic	18,415,865	18,405,939	18,393,773

Common stock equivalents
attributable to stock-based awards	28,539	11,741	46,269
Diluted	18,444,404	18,417,680	18,440,042

PERFORMANCE RATIOS
Return on average assets	0.49%	0.39%	0.38%
Return on average equity (book)	3.40%	2.73%	2.67%
Return on average equity (tangible) (1)	3.90%	3.13%	3.08%
Net interest margin	4.66%	4.60%	4.86%
Efficiency ratio (2)	68.05%	62.52%	58.03%

(1)Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.

PACIFIC CONTINENTAL CORPORATION
Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010
ASSETS
Cash and due from banks	$17,333	$25,424	$18,140
Interest-bearing deposits with banks	273	267	264
Total cash and cash equivalents	17,606	25,691	18,404

Securities available-for-sale	270,792	253,907	178,638
Loans held-for-sale	360	2,116	1,219
Loans, less allowance for loan losses and net deferred fees	826,466	839,815	911,617
Interest receivable	4,458	4,371	4,396
Federal Home Loan Bank stock	10,652	10,652	10,652
Property and equipment, net of accumulated depreciation	20,597	20,883	20,512
Goodwill and intangible assets	22,402	22,458	22,625
Deferred tax asset	9,869	10,188	6,385
Taxes receivable	-	-	2,339
Other real estate owned	13,740	14,293	3,890
Prepaid FDIC assessment	3,907	4,387	5,791
Other assets	1,686	1,415	1,916

Total assets	$1,202,535	$1,210,176	$1,188,384

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Noninterest-bearing demand	$247,223	$234,331	$211,846
Savings and interest-bearing checking	541,833	574,333	471,358
Time $100,000 and over	62,385	63,504	63,554
Other time	74,929	86,791	115,342
Total deposits	926,370	958,959	862,100

Federal funds and overnight funds purchased	-	-	49,810
Federal Home Loan Bank borrowings	91,500	67,000	96,500
Junior subordinated debentures	8,248	8,248	8,248
Accrued interest and other payables	2,667	3,731	3,918
Total liabilities	1,028,785	1,037,938	1,020,576

Shareholders' equity
Common stock, shares authorized: 50,000,000 at March 31,
2011 and December 31, 2010. 25,000,000 at March 31, 2010.
shares issued and outstanding: 18,421,132 at March 31,
2011, 18,415,132 at December 31, 2010 and 18,393,773 at March 31, 2010
March 31, 2010.	137,221	137,062	136,453
Retained earnings	35,234	33,969	30,532
Accumulated other comprehensive gain	1,295	1,207	823
	173,750	172,238	167,808

Total liabilities and shareholders’ equity	$1,202,535	$1,210,176	$1,188,384

CAPITAL RATIOS
Total capital (to risk weighted assets)	18.18%	17.10%	16.22%
Tier I capital (to risk weighted assets)	16.93%	15.86%	14.97%
Tier I capital (to leverage assets)	13.42%	13.38%	13.03%
Tangible common equity (to tangible assets)	12.82%	12.61%	12.45%
Tangible common equity (to risk-weighted assets)	16.21%	15.18%	14.27%

OTHER FINANCIAL DATA
Shares outstanding at end of period	18,421,132	18,415,132	18,393,773
Tangible shareholders' equity(1)	$151,348	$149,780	$145,183
Book value per share	$9.43	$9.35	$9.12
Tangible book value per share	$8.22	$8.13	$7.89

(1)Tangible shareholders' equity excludes goodwill and core deposit intangible assets related to acquisitions.

PACIFIC CONTINENTAL CORPORATION
Loans by Type and Allowance for Loan Losses
(In thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multifamily residential	$48,111	$57,850	$65,995
Residential 1-4 family	72,926	76,692	86,234
Owner-occupied commercial	205,701	201,286	200,593
Non-owner-occupied commercial	157,828	163,071	145,847
Other loans secured by real estate	21,057	23,950	28,223
Total permanent real estate loans	505,623	522,849	526,892
Construction loans:
Multifamily residential	1,114	6,192	17,167
Residential 1-4 family	21,774	22,683	36,174
Commercial real estate	12,332	11,730	39,480
Commercial bare land and acquisition & development	25,072	25,587	32,769
Residential bare land and acquisition & development	14,506	17,263	26,934
Other	-	-	-
Total construction real estate loans	74,798	83,455	152,524
Total real estate loans	580,421	606,304	679,416
Commercial loans	253,810	243,034	235,357
Consumer loans	5,966	5,900	6,579
Other loans	2,119	1,730	6,369
Gross loans	842,316	856,968	927,721
Deferred loan origination fees	(623)	(583)	(1,247)
	841,693	856,385	926,474
Allowance for loan losses	(15,227)	(16,570)	(14,857)
	$826,466	$839,815	$911,617

Real estate loans held-for-sale	$360	$2,116	$1,219

	Three months ended
	March 31,	December 31,	March 31,
ALLOWANCE FOR LOAN LOSSES	2011	2010	2010
Balance at beginning of period	$16,570	$17,769	$13,367
Provision for loan losses	2,150	3,250	4,250
Loan charge offs	(3,613)	(5,325)	(4,911)
Loan recoveries	120	876	2,151
Net charge offs	(3,493)	(4,449)	(2,760)
Balance at end of period	$15,227	$16,570	$14,857

PACIFIC CONTINENTAL CORPORATION
Selected Other Financial Information and Ratios
(In thousands)
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2011	2010	2010
BALANCE SHEET AVERAGES
Loans(1)	$850,806	$868,044	$936,644
Allowance for loan losses	(17,189)	(19,278)	(15,771)
Loans, net of allowance	833,617	848,766	920,873
Securities and short-term deposits	261,272	234,405	173,278
Earning assets	1,094,889	1,083,171	1,094,151
Non-interest-earning assets	106,368	113,863	97,694
Assets	$1,201,257	$1,197,034	$1,191,845

Interest-bearing core deposits(2)	$630,327	$640,777	$583,833
Non-interest-bearing core deposits(2)	246,882	229,526	194,646
Core deposits(2)	877,209	870,303	778,479
Non-core interest-bearing deposits	52,714	68,663	86,525
Deposits	929,923	938,966	865,004
Borrowings	94,832	80,077	157,224
Other non-interest-bearing liabilities	3,526	4,671	1,883
Liabilities	1,028,281	1,023,714	1,024,111
Shareholders' equity (book)	172,976	173,320	167,734
Liabilities and equity	$1,201,257	$1,197,034	$1,191,845

Shareholders' equity (tangible)(3)	$150,544	$150,834	$145,078

SELECTED MARKET DATA
Eugene market loans, net of fees, period end	$254,719	$256,979	$260,754
Portland market loans, net of fees, period end	403,575	404,965	429,064
Seattle market loans, net of fees, period end	183,399	194,441	236,656
Total loans, net of fees, period end	$841,693	$856,385	$926,474

Eugene market core deposits, period end(2)	$509,572	$538,011	$492,326
Portland market core deposits, period end(2)	246,339	239,991	168,475
Seattle market core deposits, period end(2)	117,873	117,836	114,482
Total core deposits, period end(2)	873,784	895,838	775,283
Other deposits, period end	52,586	63,121	86,817
Total	$926,370	$958,959	$862,100

Eugene market core deposits, average(2)	$515,264	$525,937	$497,747
Portland market core deposits, average(2)	245,911	225,769	164,991
Seattle market core deposits, average(2)	116,034	118,597	114,385
Total core deposits, average(2)	877,209	870,303	777,123
Other deposits, average	52,714	68,663	86,525
Total	$929,923	$938,966	$863,648

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	6.32%	6.35%	6.46%
Yield on average securities	3.17%	3.17%	3.63%
Yield on average earning assets	5.57%	5.66%	6.01%

Rate on average interest-bearing core deposits	1.08%	1.15%	1.37%
Rate on average interest-bearing non-core deposits	1.85%	2.13%	1.71%
Rate on average interest-bearing deposits	1.14%	1.24%	1.41%

Rate on average borrowings	2.28%	3.26%	2.00%
Cost of interest-bearing funds	1.28%	1.45%	1.52%

Interest rate spread	4.29%	4.21%	4.49%

Net interest margin	4.66%	4.60%	4.86%

(1)Includes loans held-for sale and loans held-for-investment.
(2)Core deposits include all demand, savings, and interest checking accounts plus all local time deposits including local time deposits in excess of $100,000.
(3)Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.

PACIFIC CONTINENTAL CORPORATION
Nonperforming Assets and Loan Quality Ratios
(In thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multifamily residential	$64	$1,010	$5,615
Residential 1-4 family	6,503	6,123	1,682
Owner-occupied commercial	1,959	1,622	3,351
Non-owner-occupied commercial	8,215	8,428	172
Other loans secured by real estate	1,407	538	1,080
Total permanent real estate loans	18,148	17,721	11,900
Construction loans:
Multifamily residential	232	1,985	6,085
Residential 1-4 family	1,972	2,493	5,593
Commercial real estate	1,500	1,371	5,516
Commercial bare land and acquisition & development	-	391	2,638
Residential bare land and acquisition & development	2,024	1,032	7,046
Other	-	-	-
Total construction real estate loans	5,728	7,272	26,878
Total real estate loans	23,876	24,993	38,778
Commercial loans	7,275	8,033	9,826
Consumer loans	-	-	-
Other loans	-	-	-
Total nonaccrual loans	31,151	33,026	48,604
90 days past due and accruing interest	-	-	2,782
Total nonperforming loans	31,151	33,026	51,386
Nonperforming loans guaranteed by government	(761)	(1,056)	(788)
Net nonperforming loans	30,390	31,970	50,598
Foreclosed assets	13,740	14,293	3,890
Total nonperforming assets, net of guaranteed loans	$44,130	$46,263	$54,488

LOAN QUALITY RATIOS
Allowance for loan losses as a percentage of total loans
outstanding, net of loans held for sale	1.81%	1.93%	1.60%
Allowance for loan losses as a percentage of total
nonperforming loans, net of government guarantees	50.11%	51.83%	29.36%
Net loan charge offs (recoveries) as a percentage of
average loans, annualized	1.67%	2.03%	1.20%
Net nonperforming loans as a percentage of total loans	3.61%	3.73%	5.46%
Nonperforming assets as a percentage of total assets	3.67%	3.82%	4.59%

PACIFIC CONTINENTAL CORPORATION
Nonperforming Loan Rollforward
(In thousands)
(Unaudited)

	Balance at	Additions to	Net	Returns to		Transfers	Balance at
	December 31, 2010	Non-performing	Paydowns	Performing	Charge-offs	to OREO	March 31, 2011

Commercial and other	$8,033	$-	$(393)	$-	$(365)	$-	$7,275

Real estate loans
Multifamily residentail	1,010	-	(872)	-	(74)	-	64
Residential 1-4 family	6,123	1,459	(233)	-	(584)	(262)	6,503
Owner-occupied commercial	1,622	356	(5)	-	(14)	-	1,959
Non owner-occupied commercial	8,428	-	(76)	-	(137)	-	8,215
Other real estate loans	538	908	(39)	-	-	-	1,407
Total real estate loans	17,721	2,723	(1,225)	-	(809)	(262)	18,148

Construction	7,272	2,250	(2,067)	-	(1,628)	(99)	5,728

Consumer	-	-	-	-	-	-	-

Total	$33,026	$4,973	$(3,685)	$-	$(2,802)	$(361)	$31,151

PACIFIC CONTINENTAL CORPORATION
Other Real Estate Owned Rollforward
(In thousands)
(Unaudited)

	Balance at	Additions to	Capitalized	Paydowns/	Writedowns/	Balance at
	December 31, 2010	REO	Costs	Sales	Loss/Gain	March 31, 2011

Commercial and other	$38	$-	$-	$-	$-	$38

Real estate loans
Multifamily residential	-	-	-	-	-	-
Residential 1-4 family	1,374	262	-	-	(12)	1,624
Owner-occupied commercial	-	-	-	-	-	-
Non owner-occupied commercial	-	-	-	-	-	-
Other real estate loans	-	-	-	-	-	-
Total real estate loans	1,374	262	-	-	(12)	1,624

Construction	12,881	99	-	(71)	(831)	12,078

Consumer	-	-	-	-	-	-

Total	$14,293	$361	$-	$(71)	$(843)	$13,740

PACIFIC CONTINENTAL CORPORATION
Age Analysis of Past Due Financing Receivables (Unaudited)
(In thousands)
As of March 31, 2011

			Greater
	30-59 Days	60-89 Days	Than		Total Past
	Past Due	Past Due	90 Days		Due and	Total	Total Loans
	Still Accruing	Still Accruing	Still Accruing	Nonaccrual	Nonaccrual	Current	Receivable

Commercial and other	$452	$-	$-	$7,275	$7,727	$248,202	$255,929

Real estate loans
Multifamily residential	-	-	-	64	64	48,047	48,111
Residential 1-4 family	588	2,453	-	6,503	9,544	63,382	72,926
Owner-occupied commercial	2,694	-	-	1,959	4,653	201,048	205,701
Nonowner-occupied commercial	-	-	-	8,215	8,215	149,613	157,828
Other real estate loans	5	14	-	1,407	1,426	19,631	21,057
Total real estate loans	3,287	2,467	-	18,148	23,902	481,721	505,623

Construction	2,411	-	-	5,728	8,139	66,659	74,798

Consumer	22	-	-	-	22	5,944	5,966

Total	$6,172	$2,467	$-	$31,151	$39,790	$802,526	$842,316

PACIFIC CONTINENTAL CORPORATION
Age Analysis of Past Due Financing Receivables
(In thousands)
As of December 31, 2010

			Greater
	30-59 Days	60-89 Days	Than		Total Past
	Past Due	Past Due	90 Days		Due and	Total	Total Loans
	Still Accruing	Still Accruing	Still Accruing	Nonaccrual	Nonaccrual	Current	Receivable

Commercial and other	$102	$32	$-	$8,033	$8,167	$236,597	$244,764

Real estate loans
Multifamily residential	2,549	-	-	1,010	3,559	54,291	57,850
Residential 1-4 family	110	366	-	6,123	6,599	70,093	76,692
Owner-occupied commercial	2,694	356	-	1,622	4,672	196,614	201,286
Nonowner-occupied commercial	-	-	-	8,428	8,428	154,643	163,071
Other real estate loans	195	-	-	538	733	23,217	23,950
Total real estate loans	5,548	722	-	17,721	23,991	498,858	522,849

Construction	175	-	-	7,272	7,447	76,008	83,455

Consumer	7	5	-	-	12	5,888	5,900

Total	$5,832	$759	$-	$33,026	$39,617	$817,351	$856,968

PACIFIC CONTINENTAL CORPORATION
Credit Quality Indicators (Unaudited)
(In thousands)
As of March 31, 2011

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals

Commercial and other	$244,382	$400	$11,147	$-	$255,929

Real estate loans
Multifamily residential	44,121	-	3,990	-	48,111
Residential 1-4 family	57,194	-	15,248	484	72,926
Owner-occupied commercial	195,723	-	9,978	-	205,701
Nonowner-occupied commercial	147,976	-	9,852	-	157,828
Other real estate loans	18,753	-	2,304	-	21,057
Total real estate loans	463,767	-	41,372	484	505,623

Construction	49,399	-	25,399	-	74,798

Consumer	5,909	-	57	-	5,966

Totals	$763,457	$400	$77,975	$484	$842,316

PACIFIC CONTINENTAL CORPORATION
Credit Quality Indicators
(In thousands)
As of December 31, 2010

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals

Commercial and other	$231,358	$-	$13,406	$-	$244,764

Real estate loans
Multifamily residential	55,105	-	2,745	-	57,850
Residential 1-4 family	60,544	-	15,658	490	76,692
Owner-occupied commercial	185,362	-	14,274	1,650	201,286
Nonowner-occupied commercial	153,088	-	9,983	-	163,071
Other real estate loans	20,343	-	3,607	-	23,950
Total real estate loans	474,442	-	46,267	2,140	522,849

Construction	54,509	-	28,946	-	83,455

Consumer	5,860	-	-	40	5,900

Totals	$766,169	$-	$88,619	$2,180	$856,968